Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” included in the Annual Report (Form 40-F) incorporated by reference into Amendment No. 1 to the Registration Statement (Form F-10) and related base shelf prospectus of Magna International Inc. (the “Corporation”), for the registration of up to 20,000,000 Class A Subordinate Voting Shares.

We also consent to the incorporation by reference therein of our reports dated March 22, 2007, with respect to a) the consolidated financial statements of the Corporation, and b) the Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Corporation incorporated by reference in its Annual Report (Form 40-F) for the year ended December 31, 2006, filed with the United States Securities and Exchange Commission.

Toronto, Canada

September 20, 2007

                                        /s/ Ernst & Young LLP
   Chartered Accountants
       Licensed Public Accountants